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                                                    Exhibit 24.1

                 POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

          Each of the undersigned hereby constitutes and appoints BURTON E. BROOME, CHRISTOPHER M. MCLAIN, and ROBERT D. MYERS, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 1,400,000 shares of common stock of Transamerica Corporation and an indeterminate number of interests issuable under the Transamerica Corporation Employees Stock Savings Plan, and any and all amendments of such Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

          Executed on the 16th day of September, 1993.


/s/ Myron Du Bain             /s/ Raymond F. O'Brien
Myron Du Bain                 Raymond F. O'Brien


/s/ Samuel L. Ginn            /s/ Condoleeza Rice
Samuel L. Ginn                Condoleezza Rice


/s/ James R. Harvey           /s/ Charles R. Schwab
James R. Harvey               Charles R. Schwab


/s/ Frank C. Herringer        /s/ Forrest N. Shumway
Frank C. Herringer            Forrest N. Shumway


/s/ Gordon E. Moore           /s/ Peter V. Ueberroth
Gordon E. Moore               Peter V. Ueberroth